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                                                                    Exhibit 10.7

                               APACHE CORPORATION
                    NON-EMPLOYEE DIRECTORS' COMPENSATION PLAN
   As Amended and Restated September 15, 2005; Effective as of January 1, 2005

                                     PURPOSE

The purpose of the Non-Employee Directors' Compensation Plan (the "PLAN") is to set forth certain of the compensation arrangements for members of the board of directors (the "BOARD") of Apache Corporation ("APACHE") who are not also employees of Apache ("NON-EMPLOYEE DIRECTORS"). The Plan supersedes the Directors' Deferred Compensation Plan. The Plan does not supersede or amend in any way any other arrangements relating to Non-Employee Directors including specifically, without limitation, the Equity Compensation Plan for Non-Employee Directors, the Outside Directors' Retirement Plan, indemnification provisions of Apache's charter or bylaws, or policies with respect to reimbursement of expenses.

                                 PLAN PROVISIONS

1. BOARD RETAINER. Each Non-Employee Director shall be paid, as soon as practicable following accrual, the Board retainer fees set forth below:

     (a) $10,000.00 shall be paid to each Non-Employee Director at the end of each calendar quarter during which such Non-Employee Director served as a member of Apache's Board ("CASH RETAINER FEE");

     (b) $2,500.00 in value of Apache common stock, par value $0.625 per share ("STOCK"), shall be paid from Apache's treasury shares to each Non-Employee Director at the end of each calendar quarter during which such Non-Employee Director served as a member of Apache's Board ("STOCK RETAINER FEE"). The number of shares of Stock shall be determined by dividing $2,500.00 by the per share closing price of the Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System (the "COMPOSITE TAPE") as of the trading day prior to the last trading day of the relevant calendar quarter, with any fractional shares to be paid to the director in cash; and

     (c) In the event that a Non-Employee Director serves as a member of Apache's Board for less than an entire calendar quarter, the fees payable pursuant to sections 1(a) and 1(b) shall be prorated on the basis of the number of weeks served during such calendar quarter.

2. COMMITTEE RETAINERS. Each Non-Employee Director serving on any committee of Apache's Board shall be paid, as soon as practicable, the committee retainer fee ("COMMITTEE RETAINER FEE") set forth below:

     (a) $500.00 shall be paid to each Non-Employee Director at the end of each calendar quarter in respect of each committee on which such Non-Employee Director served during such quarter;


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     (b) $1,000.00 shall be paid to each Non-Employee Director at the end of each calendar quarter in respect of each committee on which such Non-Employee Director served as chairperson during such quarter; and

     (c) In the event that a Non-Employee Director serves on any committee of Apache's Board and/or as chairperson of any committee of Apache's board for less than an entire calendar quarter, the fees payable pursuant to sections 2(a) and 2(b) shall be prorated on the basis of the number of weeks served during such calendar quarter.

3. ATTENDANCE FEES. Each Non-Employee Director shall receive the attendance fee ("ATTENDANCE FEE") set forth below, such fee to be paid at each such meeting or as soon thereafter a practicable:

     (a) $1,500.00 shall be paid for each meeting of the Board or of any committee thereof attended in person; and

     (b) $1,000.00 shall be paid for each meeting of the Board or of any committee thereof attended by teleconference, video conference, or other similar means.

4. OPTIONAL DEFERRAL OF FEES.

     (a) DEFERRABLE FEES. A Non-Employee Director may defer all or any portion of any unpaid Cash Retainer Fee, Stock Retainer Fee, Committee Retainer Fee, and Attendance Fee, all of which are paid to Non-Employee Directors with respect to their services performed as a director on the Board ("DEFERRABLE FEES"). No other payments to Non-Employee Directors may be deferred including, without limitation, any expense reimbursement, any award under Apache's Equity Compensation Plan for Non-Employee Directors, and benefits payable under the Outside Directors' Retirement Plan.

     (b) ELECTION TO DEFER. A Non-Employee Director's election to defer all or any portion of Deferrable Fees ("DEFERRAL ELECTION") shall be effected by the completion of a Deferral Election form. A Deferral Election form must be executed by the deferring Non-Employee Director and received by Apache on or before December 31 of the year prior to the year for which deferral is elected, except that a new Non-Employee Director may enter into a Deferral Election within 30 days of becoming a Non-Employee Director. A Deferral Election shall apply only to Deferrable Fees paid for services rendered after the date of the Deferral Election. Each December 31, a Deferral Election made for the following year shall become irrevocable. A new Deferral Election must be made each year for the upcoming year.

     (c) MEMORANDUM ACCOUNT. Apache shall maintain a separate account ("MEMORANDUM ACCOUNT") for each deferring Non-Employee Director. Each Memorandum Account shall be subdivided into a "CASH ACCOUNT" and a "STOCK ACCOUNT." The Memorandum Accounts are merely for recordkeeping purposes, and do not represent any actual property that has been set aside for Non-Employee Directors. Nothing contained in this Plan shall be construed to require Apache to fund any Memorandum Account. Neither the deferring Non-Employee Director nor


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     his or her Beneficiary shall have any property interest whatsoever in any specific assets of Apache.

     (d) CREDITING OF ACCOUNTS. Any deferred Cash Retainer Fees and deferred Committee Retainer Fees shall be credited to the Cash Account or the Stock Account, as the Non-Employee Director may elect. Any deferred Stock Retainer Fees shall be credited to the Stock Account. Any deferred Attendance Fees shall be credited to the Cash Account. Only whole shares of Stock will be credited to a Stock Account; the value of any fractional share shall instead be credited to the Cash Account. Apache shall at all times have reserved from its treasury shares for issuance under this Plan a number of shares at least equal to the number of shares of Stock in the Stock Accounts.

     (e) NUMBER OF SHARES. The number of shares of Stock that are credited to a Stock Account shall be determined by dividing the amount deferred by the per share closing price of the Stock as reported on the Composite Tape as of the trading day prior to the last trading day of the calendar quarter in which the deferral occurs.

     (f) INVESTMENT. All amounts credited to a Stock Account shall be treated as if such amounts were invested in Stock; any dividends paid on Stock shall be credited to the Cash Account. All amounts credited to a Cash Account shall be credited with investment earnings at the rate of interest earned by Apache's short-term marketable securities portfolio or an equivalent index or market rate for similar investments in short-term marketable securities. Each year, a Non-Employee Director may elect to transfer all or a portion of his or her Cash Account to his or her Stock Account (but only in whole-share increments) by completing an election form that must be received by Apache on or before December 31. Any such transfer shall be made as of the first trading day of the following year, and shall be based on the per share closing price of the Stock as reported on the Composite Tape for the first trading day of the year. Transfers are not permitted from a Stock Account to a Cash Account. A Non-Employee Director shall have no ownership rights with respect to any balance in his or her Memorandum Account, and thus shall have no right to vote any Stock in his or her Stock Account.

     (g) PAYOUT ELECTIONS. If a Non-Employee Director's directorship terminated before January 1, 2005, his or her benefit payments shall be determined under the terms of the Plan on December 31, 2004 and the payout elections in effect at the time his or her directorship terminated. The remainder of this section 4(g) shall only apply to individuals who continue as Non-Employee Directors after December 31, 2004, or who became Non-Employee Directors after December 31, 2004.

          (i) Election. A Non-Employee Director shall make one payout election for his or her Memorandum Account. The payout election shall specify both the timing and form of distribution. The payout election must be made by the later of December 31, 2005 or 30 days after the individual became a Non-Employee Director; if no payout election is made by that time, the Non-Employee Director shall be deemed to have elected to be paid a single lump-sum payment in January after separating from service (except that, if he or she is a specified employee, his or her payment shall be delayed, if necessary, until six months after he or she separated from service). The


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          payout election will not apply if there is a change of control (see section 4(h)) or the Non-Employee Director dies (see section 4(i)).

          (ii) Form of Payout. A Non-Employee Director may elect to be paid out in a single lump-sum payment or in two to ten annual installments. Each installment from a Stock Account shall be equal to the number of shares in the Stock Account on the second business day of that year, divided by the number of remaining installments, rounded down to the nearest whole share. For example, the first installment from a Stock Account payable in seven installments beginning in 2008 shall be one-seventh of the shares in the account on the second trading day of 2008; the second installment shall be one-sixth of the shares in the account on the second trading date of 2009; etc. Each installment from a Cash Account shall be equal to the balance of the Cash Account on the second trading day of the year, divided by the number of remaining installments, except that the last installment shall equal the balance of the Cash Account at the time the distribution is processed. Distributions from the Stock Account shall be paid in whole shares of Stock. Distributions from the Cash Account shall be paid in cash.

          (iii) Timing of Payment(s). A Non-Employee Director may select a specific year in which the single lump-sum payment is made or the installment payments begin ("IN-SERVICE DISTRIBUTION"), in which case the payment will be made as soon as administratively practicable in January of the earlier of the selected year or the year after the Non-Employee Director separates from service (but, if the Non-Employee Director is a specified employee, not earlier than six months after he or she separated from service). Alternatively, a Non-Employee Director may elect for his or her single lump-sum payment or first installment to be paid as soon as administratively practicable in the January after the Non-Employee Director separated from service (but, if the Non-Employee Director is a specified employee, not earlier than six months after separating from service). Subsequent installment payments shall be made in January of each year, beginning with the year after the first installment was paid.

          (iv) Special Rules Where Payments Begin While Still a Director. This
          section 4(g)(iv) applies to a Non-Employee Director who elected an In-Service Distribution. A second Memorandum Account shall be established for the Non-Employee Director for any amounts deferred into the Plan during or after the year in which the In-Service Distribution is scheduled to begin. Distributions from the second Memorandum Account shall be subject to the rules specified in this section 4(g), except that a Non-Employee Director must complete a payout election for the second Memorandum Account by the December 31 that immediately precedes the year in which amounts are first deferred into the second Memorandum Account.

          (v) Definitions. As used in this section 4, the term "specified employee" has the meaning described in section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended ("CODE"), and the term "separate from service" or "separation from service" has the meaning described in section 409A(a)(2)(A)(i) of the Code.


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     (h) CHANGE OF CONTROL. If there is a change of control of Apache that is described in section 409A(a)(2)(A)(v) of the Code, each Memorandum Account shall be paid to the appropriate Non-Employee Director (or to the Beneficiary of a deceased Non-Employee Director) in a single lump-sum payment made on the date of the change of control or as soon thereafter as is administratively practicable.

     (i) BENEFICIARIES. If a Non-Employee Director dies while there is still a balance in his or her Memorandum Account, that amount shall be paid to his or her Beneficiary in a single lump-sum payment that is made as soon as administratively convenient after the Non-Employee Director's death, after giving the Beneficiary an opportunity to disclaim and after Apache has been furnished with proof of death and such other information as it may reasonably require.

          (i) Designation. Each Non-Employee Director shall designate one or more persons, trusts, or other entities as his or her beneficiary ("BENEFICIARY"). In the absence of an effective Beneficiary designation as to part or all of a Memorandum Account, such amount shall be distributed to the Non-Employee Director's surviving Spouse, if any, otherwise to the Non-Employee Director's estate. Unless the Non-Employee Director's Beneficiary designation form specifies otherwise, if a Beneficiary dies after the Non-Employee Director but before being paid by the Plan, the Plan shall pay the Beneficiary's estate.

          (ii) Changing Beneficiaries. A Beneficiary designation may be changed by the Non-Employee Director at any time and without the consent of any previously designated Beneficiary. However, if the Non-Employee Director is married, the Non-Employee Director's Spouse shall be the Beneficiary unless the Spouse has consented to the designation of a different Beneficiary. To be effective, the Spouse's consent must have been made before January 1, 2005 or, if made on or after January 1, 2005, the Spouse's consent must be in writing, witnessed by a notary public, and filed with Apache. If the Non-Employee Director has designated his or her Spouse as a primary or contingent Beneficiary, and the Non-Employee Director and Spouse later divorce (or their marriage is annulled), then the former Spouse will be treated as having pre-deceased the Non-Employee Director for purposes of interpreting a Beneficiary designation form completed prior to the divorce or annulment; this provision will apply only if Apache is notified of the divorce or annulment before payment to the former Spouse is made.

          (iii) "SPOUSE" shall mean the individual to whom a Non-Employee Director is lawfully married according to the laws of the state of the Non-Employee Director's domicile.

          (iv) Disclaimers. Any individual or legal entity who is a Beneficiary may disclaim all or any portion of his or her interest in the Plan, provided that the disclaimer satisfies the requirements of section 2518(b) of the Code and applicable state law. The legal guardian of a minor or legally incompetent person may disclaim for such person. The personal representative (or the individual or legal entity acting in the capacity of the personal representative according to applicable state law) may disclaim on behalf of a Beneficiary who


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          has died. The amount disclaimed shall be distributed as if the disclaimant had predeceased the individual whose death caused the disclaimant to become a Beneficiary.

     (j) ADJUSTMENTS IN STOCK. In the event of any merger, consolidation, liquidation, dissolution, recapitalization, or reorganization of Apache, split, subdivision, or consolidation of shares of Stock, the payment of a stock dividend, or any other material change in Apache's capital structure, the number of shares of Stock shown in each deferring Non-Employee Director's Stock Account shall be adjusted to reflect that number of shares of Stock or such cash, securities, or other property to which such Non-Employee Director would have been entitled if, immediately prior thereto, such Non-Employee Director had been the holder of record of the number of shares of Stock shown in the Stock Account. Notwithstanding the foregoing, the issuance by Apache of Stock, rights, options, or warrants to acquire Stock, or securities convertible or exchangeable into Stock in consideration of cash, property, labor, or services, whether or not for fair value, shall not result in an adjustment pursuant to this section 4(j).

5. ASSIGNMENT AND TRANSFER. The right of the Non-Employee Director or any other person to receive payments under the Plan shall not be assigned, transferred, pledged, or encumbered.

6. AMENDMENT OF PLAN. The Plan may be amended from time to time or terminated by vote of the Board. Upon such amendment or termination, Non-Employee Directors shall not be entitled to receive pursuant to the Plan any compensation or other rights or benefits not accrued hereunder prior to the time of amendment or termination hereof; provided, however, that no such Plan amendment or termination shall impair any rights of Non-Employee Directors to amounts previously accrued pursuant to the Plan or accumulated in such Non-Employee Director's Memorandum Account. A Plan termination shall not affect the timing of any benefit payments from a Memorandum Account; payment may occur substantially after the Plan is terminated. A Plan amendment may delay the timing of a benefit payment. A Plan amendment may accelerate the timing of a benefit payment, but only if the acceleration would not cause the Plan to violate section 409A(a)(3) of the Code.

7. SUCCESSORS AND ASSIGNS. The Plan is binding upon Apache and its successors and assigns. The Plan shall continue in effect until terminated by the Board. Any such termination shall operate only prospectively and shall not affect the rights and obligations under elections previously made.

8. NOTICES. Any notice, form, or election required or permitted to be given under the Plan shall be in writing and shall be given by first class mail, by Federal Express, UPS, or other carrier, by fax or other electronic means, or by personal delivery to the appropriate party, addressed:

     (a) If to Apache, to Apache Corporation at its principal place of business at 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400 (Attention: Corporate Secretary) or at such other address as may have been furnished in writing by Apache to a Non-Employee Director; or


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     (b) If to a Non-Employee Director or Spouse, at the address the
     Non-Employee Director has furnished to Apache in writing.

     (c) If to a Beneficiary, at the address the Non-Employee Director has furnished to Apache in writing for such Beneficiary.

Any such notice to a Non-Employee Director, Spouse, or Beneficiary shall be deemed to have been given as of the third day after deposit in the United States Postal Service, postage prepaid, properly addressed as set forth above, in the case of a mailed notice, or as of the date delivered in the case of any other method of delivery.

9. GENDER. Any term used herein in the singular shall also include the plural, and the masculine gender shall also include the feminine gender, and vice versa.

10. STATUTORY REFERENCES. Any reference to a specific section of the Code shall be deemed to refer to that section or to the appropriate successor section.

11. GOVERNING LAW. The Plan and all elections hereunder shall be construed in accordance with and governed by the laws of the State of Texas.

Dated: September 15, 2005; Effective as of January 1, 2005

ATTEST:                                 APACHE CORPORATION


/s/ Cheri L. Peper                      /s/ Jeffrey M. Bender
-------------------------------------   ----------------------------------------
Cheri L. Peper                          Jeffrey M. Bender
Corporate Secretary                     Vice President, Human Resources


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